Exhibit 10.1(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 1, 2004 (this “Amendment”), amends the Credit Agreement, dated as of May 29, 2002 (the “Credit Agreement”), among Horace Mann Educators Corporation, a Delaware corporation (the “Borrower”), the various financial institutions parties thereto (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS. Effective as of June 1, 2004, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.3 below.

1.1 Additional Lenders. Bank One, NA and National City Bank of Michigan/Illinois (together the “Additional Lenders”) shall become Lenders under the Credit Agreement.

1.2 Schedule 2.1. Schedule 2.1 of the Credit Agreement is hereby amended to state as set forth on Schedule 2.1 hereto.

1.3 Loans. All outstanding Loans shall be prepaid on the date hereof and the Lenders shall make new Eurodollar Loans on the date hereof in the total principal amount of $25,000,000 with an Interest Period of six months. Bank of America waives any right to require that such prepayment only be made on the last day of any applicable Interest Period or that the Borrower made any payments under Section 6.4 arising from such prepayment.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

2.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

(a) Amendment. This Amendment, duly executed by the Borrower, the Administrative Agent and the Lenders, including the Additional Lenders.

(b) Secretary’s Certificate. A certificate of the secretary or an assistant secretary of the Borrower, as to (i) resolutions of the Board of Directors of the Borrower then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment and each other document described herein.

2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):

(a) the representations and warranties set forth in Article VII of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no Default shall have then occurred and be continuing.

SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a) contravene the Borrower’s organization documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower.

3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

SECTION 4. MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers there unto duly authorized as of the day and year first above written.

HORACE MANN EDUCATORS CORPORATION

By	/s/ Peter H. Heckman
	Title:	Executive Vice President & Chief Financial Officer

By	/s/ Dwayne D. Hallman
	Title:	Senior Vice President Finance

BANK OF AMERICA, N.A., individually and as Administrative Agent

By	/s/ Debra Basler
	Title:	Principal

BANK ONE, NA

By	/s/ Gerard Fogarty
	Title:	Director

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

By	/s/ Lance Craigmiles
	Title:	Vice President

SCHEDULE 2.1

Lenders	Commitment
Bank of America, N.A.	$15,000,000
Bank One, NA	$10,000,000
National City Bank of Michigan/Illinois	$10,000,000

$35,000,000